UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 30, 2009
Date of Report (date of Earliest Event Reported)

PINNACLE ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	33-148447	36-4613360
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

29377 Rancho California Road, Suite 204
Temecula, California 92130
(Address of principal executive offices and zip code)

(951) 676-4900
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed from last report)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

ITEM 8.01 OTHER EVENTS CANCELLATION OF SHARES

On June 30, 2009, the Company announced the cancellation of 5,000,000 shares of its common stock by the Company’s prior sole officer and director, Mr. Nolan Weir. The correct number of shares cancelled is 5,250,000, causing a reduction of the Company’s issued and outstanding shares to 10,590,000 shares as of June 30, 2009.

On July 7, 2009, the Company issued 500,000 shares of the Company’s common stock to Mr. David Walters, the Company’s new Chairman of the Board and Chief Executive Officer, pursuant to the employment agreement dated June 30, 2009.

On July 7, 2009, the Company also issued 50,000 shares of the Company’s common stock to Mr. Matt Szot, the Company’s new Chief Financial Officer, pursuant to the Support Services Agreement with Strands Management Company, LLC dated June 30, 2009.

As of July 7, 2009, the total issued and outstanding common shares totaled 11,140,000.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENERGY CORP.

Date: July 7, 2009                                                                  By:           /s/ DAVID WALTERS
Name:      DAVID WALTERS
Title:        Chief Executive Officer